Exhibit 4.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

)
In re:	)	Chapter 11
)
J. C. PENNEY COMPANY, INC., et al.,[1]	)	Case No. 20-20182 (DRJ)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 19

ORDER APPROVING NOTIFICATION AND

HEARING PROCEDURES FOR CERTAIN TRANSFERS OF AND

DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an order (this “Order”) (a) approving the Procedures related to transfers of and declarations of worthlessness with respect to Beneficial Ownership of Common Stock, and (b) directing that any purchase, sale, other transfer of, or declaration of worthlessness with respect to, Beneficial Ownership of Common Stock in violation of the Procedures shall be null and void ab initio; and (c) granting related relief, all as more fully set forth in the Motion; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and this Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and that this Court may enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”); and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:

1.    The Procedures, as set forth in Exhibit 1 attached hereto, are approved.

2.    Any transfer of, or declaration of worthlessness with respect to, Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio.

3.    In the case of any such transfer of Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such transfer shall be required to take remedial actions specified by the Debtors, which may include the actions specified in Private Letter Ruling 201010009 (Dec. 4, 2009), to appropriately reflect that such transfer is null and void ab initio.

4.    In the case of any such declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including the notice requirements, the person or entity making such declaration shall be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/JCPenney. The location of Debtor J. C. Penney Company, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 6501 Legacy Drive, Plano, Texas 75024.

[2]	Capitalized terms used but not otherwise defined herein have the meanings given to them in the Motion.

5.    The Debtors may retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.

6.    To the extent that this Order is inconsistent with any prior order or pleading with respect to the Motion in these chapter 11 cases, the terms of this Order shall govern.

7.    The requirements set forth in this Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

8.    Notwithstanding the relief granted herein and any actions taken pursuant to such relief, nothing contained in the Motion or this Order shall constitute, nor is it intended to constitute: (a) an admission as to the validity, priority, or amount of any particular claim against a Debtor entity; (b) a waiver of the Debtors’ right to dispute any particular claim on any grounds; (c) a promise or requirement to pay any particular claim or finding that any particular claim is an administrative expense claim or other priority claim; (d) an implication or admission that any particular claim is of a type specified or defined in this Order or the Motion; (e) a request or authorization to assume any agreement, contract, or lease pursuant to section 365 of the Bankruptcy Code; (f) an admission as to the validity, priority, enforceability, or perfection of any lien on, security interest in, or other encumbrance on property of the Debtors’ estates (g) a waiver or limitation of the Debtors’ rights under the Bankruptcy Code or any other applicable law; or (h) a concession by the Debtors or any other party-in-interest that any liens (contractual, common law, statutory, or otherwise) satisfied pursuant to this Order are valid and the Debtors and all other parties-in-interest expressly reserve their rights to contest the extent, validity, or perfection, or to seek avoidance of all such liens. Any payment made pursuant to this Order should not be construed as an admission as to the validity, priority, or amount of any particular claim or a waiver of the Debtors’ or any other party-in-interest’s rights to subsequently dispute such claim.

9.    Nothing herein shall preclude any person desirous of acquiring any Common Stock from requesting relief from this Order from this Court, subject to the Debtors’ rights to oppose such relief.

10.    Other than to the extent that this Order expressly conditions or restricts trading in, or claiming worthless stock deductions with respect to, Common Stock, nothing in this Order or in the Motion shall, or shall be deemed to, prejudice, impair, or otherwise alter or affect the rights of any holders of Common Stock, including in connection with the treatment of any such stock under any chapter 11 plan or any applicable bankruptcy court order.

11.    Within three (3) business days of the entry of this Order or as soon as reasonably practicable, the Debtors shall post this Order and the Procedures to the website established by Debtors Noticing Agent for these chapter 11 cases at http://www.cases.primeclerk.com/JCPenney.

12.    The requirements set forth in this Order are in addition to the requirements of Bankruptcy Rule 3001(e) and applicable securities, corporate and other laws and do not excuse noncompliance therewith.

13.    Notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion and the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.

14.    Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Order are immediately effective and enforceable upon its entry.

15.    The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Order in accordance with the Motion.

16.    This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Order.

Signed: May 16, 2020.
/s/ David R. Jones
UNITED STATES BANKRUPTCY JUDGE

2

Exhibit 1

Procedures for Transfers of and Declarations of

Worthlessness with Respect to Beneficial Ownership of Common Stock

PROCEDURES FOR TRANSFERS OF

AND DECLARATIONS OF WORTHLESSNESS

WITH RESPECT TO BENEFICIAL OWNERSHIP OF COMMON STOCK

The following procedures apply to transfers of Beneficial Ownership of Common Stock:1

a.

Any entity (as defined in section 101(15) of the Bankruptcy Code) who currently is or becomes a Substantial Shareholder (as defined herein) must file with the Court, and serve upon: (i) the Debtors, 6501 Legacy Drive, Plano, Texas 75024, Attn: Brandy L. Treadway; (ii) proposed counsel to the Debtors, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Aparna Yenamandra (aparna.yenamandra@kirkland.com), Rebecca Blake Chaikin (rebecca.chaikin@kirkland.com), and Allyson Smith Weinhouse (allyson.smith@kirkland.com); (iii) proposed co-counsel to the Debtors, Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn.: Matthew D. Cavenaugh (mcavenaugh@jw.com), Jennifer F. Wertz (jwertz@jw.com), Kristhy M. Peguero (kpeguero@jw.com), and Veronica A. Polnick (vpolnick@jw.com); (iv) the U.S. Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002, Attn.: Hector Duran and Stephen Statham; and (v) counsel to any statutory committee appointed in these chapter 11 cases (collectively, the “Declaration Notice Parties”), a declaration of such status, substantially in the form of Exhibit 1A attached to these Procedures (each, a “Declaration of Status as a Substantial Shareholder”), on or before the later of (A) twenty calendar days after the date of the Notice of Order (as defined herein), or (B) ten calendar days after becoming a Substantial Shareholder; provided that, for the avoidance of doubt, the other procedures set forth herein shall apply to any Substantial Shareholder even if no Declaration of Status as a Substantial Shareholder has been filed.

b.

Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Declaration Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1B attached to these Procedures (each, a “Declaration of Intent to Accumulate Common Stock”).

c.

Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in a decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual ceasing to be a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Declaration Notice Parties, an advance written declaration of the intended transfer of Beneficial Ownership of Common Stock, substantially in the form of Exhibit 1C attached to these Procedures (each, a “Declaration of Intent to Transfer Common Stock,” and together with a Declaration of Intent to Accumulate Common Stock, each a “Declaration of Proposed Transfer”).

d.

The Debtors shall have twenty calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize their Tax Attributes. If the Debtors file an objection, such transaction will remain ineffective unless such objection is withdrawn by the Debtors, or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 20-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 20-day waiting period for each Declaration of Proposed Transfer.

e.

For purposes of these Procedures a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 14,487,151 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock).[2]

[1]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Motion.

[2]	Based on approximately 321,936,685 shares of Common Stock outstanding for purposes of section 382 of the IRC as of the Petition Date.

Procedures for Declarations of Worthlessness of Common Stock

a.

Any person or entity that currently is or becomes a 50-Percent Shareholder[3] must file with the Court and serve upon the Declaration Notice Parties a declaration of such status as a 50-Percent Shareholder, substantially in the form attached to the Procedures as Exhibit 1D (each, a “Declaration of Status as a 50-Percent Shareholder”), on or before the later of (i) twenty calendar days after the date of the Notice of Order, and (ii) ten calendar days after becoming a 50-Percent Shareholder; provided that, for the avoidance of doubt, the other procedures set forth herein shall apply to any 50-Percent Shareholder even if no Declaration of Status as a 50-Percent Shareholder has been filed.

b.

Prior to filing any federal or state tax return, or any amendment to such a return, or taking any other action that claims any deduction for worthlessness of Beneficial Ownership of Common Stock for a taxable year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve upon the Declaration Notice Parties a declaration of intent to claim a worthless stock deduction (a “Declaration of Intent to Claim a Worthless Stock Deduction”), substantially in the form attached to the Procedures as Exhibit 1E.

i.

The Debtors shall have twenty calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such claim might adversely affect the Debtors’ ability to utilize their Tax Attributes.

ii.

If the Debtors timely object, the filing of the tax return or amendment thereto with such claim will not be permitted unless approved by a final and non-appealable order of the Court, unless the Debtors withdraw such objection.

iii.

If the Debtors do not object within such 20-day period, the filing of the return or amendment with such claim will be permitted solely as described in the Declaration of Intent to Claim a Worthless Stock Deduction. Additional returns and amendments within the scope of this section must be the subject of additional notices as set forth herein, with an additional 20-day waiting period. To the extent that the Debtors receive an appropriate Declaration of Intent to Claim a Worthless Stock Deduction and determine in their business judgment not to object, they shall provide notice of that decision as soon as is reasonably practicable to any statutory committee(s) appointed in these chapter 11 cases.

Notice Procedures

a.

No later than two business days following entry of the Order, the Debtors shall serve a notice by first class mail, substantially in the form of Exhibit 1F attached to these Procedures (the “Notice of Order”), on: (i) the U.S. Trustee for the Southern District of Texas; (ii) the holders of the fifty largest unsecured claims against the Debtors (on a consolidated basis); (iii) any official committees appointed in these chapter 11 cases; (iv) the United States Attorney’s Office for the Southern District of Texas; (v) the Internal Revenue Service; (vi) the United States Securities and Exchange Commission; (vii) the state attorneys general for states in which the Debtors conduct business; and (viii) the registered and nominee holders of the Common Stock (with instructions to serve down to the beneficial holders of Common Stock).

b.

All registered and nominee holders of Common Stock shall be required to serve the Notice of Order on any holder for whose benefit such registered or nominee holder holds such Common Stock down the chain of ownership for all such holders of Common Stock.

[3]

For purposes of the Procedures, a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016, has owned Beneficial Ownership of 50 percent or more of the Common Stock, (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).

2

c.

Any entity or individual, or broker or agent acting on such entity’s or individual’s behalf who sells Common Stock to another entity shall be required to serve a copy of the Notice of Order on such purchaser of such Common Stock, or any broker or agent acting on such purchaser’s behalf.

d.

As soon as is practicable following entry of the Order, the Debtors shall (i) submit a copy of the Notice of Order (modified for publication) for publication in The New York Times (national edition); (ii) submit a copy of the Notice of Order (modified for publication) to Bloomberg Professional Service for potential publication by Bloomberg; and (iii) file a Form 8-K with a reference to the entry of the Order.

e.

To the extent confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided that any such declarations served on the Debtors shall not be in redacted form but must be served via electronic mail on the Debtors’ counsel. The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent otherwise required by law; or (iii) to the extent that the information contained therein is already public; provided that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. To the extent confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

3

Exhibit 1A

Declaration of Status as a Substantial Shareholder

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

)
In re:	)	Chapter 11
)
J. C. PENNEY COMPANY, INC., et al.,[1]	)	Case No. 20-20182 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

DECLARATION OF STATUS AS A SUBSTANTIAL SHAREHOLDER2

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock of J. C. Penney Company, Inc. or any Beneficial Ownership therein (the “Common Stock”). J. C. Penney Company, Inc. is a debtor and debtor in possession in Case No. 20-20182 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that, as of                     , 2020, the undersigned party currently has Beneficial Ownership of                  shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/JCPenney. The location of Debtor J. C. Penney Company, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 6501 Legacy Drive, Plano, Texas 75024.

[2]

For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 14,487,151 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are                     .

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No.         ] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Declaration Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Substantial Shareholder)

By:
Name:
Address:

Telephone:
Facsimile:

Dated:                          , 2020

                        ,

(City)                 (State)

2

Exhibit 1B

Declaration of Intent to Accumulate Common Stock

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

)
In re:	)	Chapter 11
)
J. C. PENNEY COMPANY, INC., et al.,[1]	)	Case No. 20-20182 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

DECLARATION OF INTENT TO ACCUMULATE COMMON STOCK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock of J. C. Penney Company, Inc. or of any Beneficial Ownership therein (the “Common Stock”). J. C. Penney Company, Inc. is a debtor and debtor in possession in Case No. 20-20182 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that, if applicable, on                     , 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of                      shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of                      shares of Common Stock or an Option with respect to                      shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of                      shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are                     .

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No.         ] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Declaration Notice Parties (as defined in the Order).

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/JCPenney. The location of Debtor J. C. Penney Company, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 6501 Legacy Drive, Plano, Texas 75024.

[2]

For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 14,487,151 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

4

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have twenty calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 20-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:
Name:
Address:

Telephone:
Facsimile:

Dated:                          , 2020

                        ,

(City)                 (State)

5

Exhibit 1C

Declaration of Intent to Transfer Common Stock

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

)
In re:	)	Chapter 11
)
J. C. PENNEY COMPANY, INC., et al.,[1]	)	Case No. 20-20182 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

DECLARATION OF INTENT TO TRANSFER COMMON STOCK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock of J. C. Penney Company, Inc., or of any Beneficial Ownership therein (the “Common Stock”). J. C. Penney Company, Inc., is a debtor and debtor in possession in Case No. 20-20182 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that, if applicable, on                 , 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of                  shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of                  shares of Common Stock or an Option with respect to                  shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of                  shares of Common Stock after such transfer becomes effective.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are                 .

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No.         ] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Declaration Notice Parties (as defined in the Order).

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/JCPenney. The location of Debtor J. C. Penney Company, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 6501 Legacy Drive, Plano, Texas 75024.

[2]

For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 14,487,151 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have twenty calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 20-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:
Name:
Address:

Telephone:
Facsimile:

Dated:                          , 2020

                        ,

(City)                 (State)

7

Exhibit 1D

Declaration of Status as a 50-Percent Shareholder

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

)
In re:	)	Chapter 11
)
J. C. PENNEY COMPANY, INC., et al.,[1]	)	Case No. 20-20182 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

DECLARATION OF STATUS AS A 50-PERCENT SHAREHOLDER2

PLEASE TAKE NOTICE that the undersigned party is/has become a 50-Percent Shareholder with respect to the common stock of J. C. Penney Company, Inc. or any Beneficial Ownership therein (the “Common Stock”). J. C. Penney Company, Inc. is a debtor and debtor in possession in Case No. 20-20182 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that, as of                 , 2020, the undersigned party currently has Beneficial Ownership of                  shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/JCPenney. The location of Debtor J. C. Penney Company, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 6501 Legacy Drive, Plano, Texas 75024.

[2]

For purposes of this Declaration: (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016, has had Beneficial Ownership of 50 percent or more of the Common Stock (determined in accordance with section 382(g)(4)(D) of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended (the “ICR”) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the IRC, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are                 .

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No.         ] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Declaration Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

[Remainder of page intentionally left blank]

Respectfully submitted,

(Name of 50-Percent Shareholder)

By:
Name:
Address:

Telephone:
Facsimile:

Dated:                             , 20

                        ,

(City)     (State)

2

Exhibit 1E

Declaration of Intent to Claim a Worthless Stock Deduction

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

)
In re:	)	Chapter 11
)
J. C. PENNEY COMPANY, INC., et al.,[1]	)	Case No. 20-20182 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

DECLARATION OF INTENT TO CLAIM A WORTHLESS STOCK DEDUCTION2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to claim a worthless stock deduction (the “Proposed Worthlessness Claim”) with respect to one or more shares of common stock of J. C. Penney Company, Inc. or any Beneficial Ownership therein (the “Common Stock”). J. C. Penney Company, Inc. is a debtor and debtor in possession in Case No. 20-20182 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that, if applicable, on                 , 2020, the undersigned party filed a Declaration of Status as a 50-Percent Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of                  shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Worthlessness Claim, the undersigned party proposes to declare that                  shares of Common Stock became worthless during the tax year ending                     .

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are                     .

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No.         ] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Declaration Notice Parties (as defined in the Order).

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/JCPenney. The location of Debtor J. C. Penney Company, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 6501 Legacy Drive, Plano, Texas 75024.

[2]

For purposes of this Declaration: (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016, has had Beneficial Ownership of 50 percent or more of the Common Stock (determined in accordance with section 382(g)(4)(D) of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended (the “ICR”) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the IRC, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that the Debtors have twenty calendar days after receipt of this Declaration to object to the Proposed Worthlessness Claim described herein. If the Debtors file an objection, such Proposed Worthlessness Claim will not be effective unless such objection is withdrawn by the Debtors or such action is approved by a final and non-appealable order of the Bankruptcy Court. If the Debtors do not object within such 20-day period, then after expiration of such period the Proposed Worthlessness Claim may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further claims of worthlessness contemplated by the undersigned party will each require an additional notice filed with the Court to be served in the same manner as this Declaration and are subject to an additional 20-day waiting period.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:

Name:

Address:

Telephone:

Facsimile:

Dated:                          , 2020

                        ,

(City)                (State)

2

Exhibit 1F

Notice of Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

CORPUS CHRISTI DIVISION

)
In re:	)	Chapter 11
)
J. C. PENNEY COMPANY, INC., et al.,[1]	)	Case No. 20-20182 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF ORDER APPROVING NOTIFICATION

AND HEARING PROCEDURES FOR CERTAIN TRANSFERS OF AND

DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF J. C. PENNEY COMPANY, INC. (THE “COMMON STOCK”):

PLEASE TAKE NOTICE that, on May 15, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of an Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No.         ] (the “Motion”).

PLEASE TAKE FURTHER NOTICE that on [            ], 2020, the Court entered the Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No.         ] (the “Order”) approving procedures for certain transfers of and declarations of worthlessness with respect to Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, any such transaction in violation of the Procedures shall be null and void ab initio, and certain remedial actions (including mandatory purchases or sales of Common Stock) may be required to restore the status quo.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

PLEASE TAKE FURTHER NOTICE that pursuant to the Order, a 50-Percent Shareholder may not claim a worthless stock deduction with respect to Common Stock, or Beneficial Ownership therein, in violation of the Procedures, any such deduction in violation of the Procedures shall be null and void ab initio, and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction.

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/JCPenney. The location of Debtor J. C. Penney Company, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 6501 Legacy Drive, Plano, Texas 75024.

[2]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Order or the Motion, as applicable.

PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the proposed notice, claims, and solicitation agent for the Debtors, Prime Clerk LLC, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txb.uscourts.gov for a fee, or free of charge by accessing the Debtors’ restructuring website at http://www.cases.primeclerk.com/JCPenney.

PLEASE TAKE FURTHER NOTICE that failure to follow the procedures set forth in the Order shall constitute a violation of, among other things, the automatic stay provisions of Section 362 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that any prohibited purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock, Beneficial Ownership therein, or option with respect thereto in violation of the order is prohibited and shall be null and void ab initio and may be subject to additional sanctions as this court may determine.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

2

Respectfully Submitted,
May 15, 2020

/s/ Matthew D. Cavenaugh
JACKSON WALKER L.L.P.	KIRKLAND & ELLIS LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)	KIRKLAND & ELLIS INTERNATIONAL LLP
Jennifer F. Wertz (TX Bar No. 24072822)	Joshua A. Sussberg, P.C. (pro hac vice admission pending)
Kristhy M. Peguero (TX Bar No. 24102776)	Christopher Marcus, P.C. (pro hac vice admission pending)
Veronica A. Polnick (TX Bar No. 24079148)	Aparna Yenamandra (pro hac vice admission pending)
1401 McKinney Street, Suite 1900	601 Lexington Avenue
Houston, Texas 77010	New York, New York 10022
Telephone: (713) 752-4200	Telephone: (212) 446-4800
Facsimile: (713) 752-4221	Facsimile: (212) 446-4900
Email: mcavenaugh@jw.com	Email: joshua.sussberg@kirkland.com
jwertz@jw.com	christopher.marcus@kirkland.com
kpeguero@jw.com	aparna.yenamandra@kirkland.com
vpolnick@jw.com
Proposed Co-Counsel to the Debtors
Proposed Co-Counsel to the Debtors	and Debtors in Possession
and Debtors in Possession